Exhibit 10.4

LEASE AGREEMENT BETWEEN

WCF Mutual Insurance Company
as Landlord

and

Fat Pipe Networks, Inc.

as Tenant

Dated November 26, 2018

5.1.1	“Base Year Operating Expenses”	6
5.1.2.	“Tenant’s Proportionate Share”	6
5.1.3.	“Lease Year”	6
5.1.4.	“Operating Expenses”	7
5.1.5.	Exclusions from Operating Expenses	8
5.1.6.	Sub-Meter	8

5.2.	Adjustment Mechanism	9
5.3	Survivability	9

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	5.4.	Resolution of Disagreement	10
	5.5.	Gross Adjustment	10
	5.6	Tenant Assessments	10
6.	Security Deposit		10
7.	Use		10
8.	Utilities and Services		11
	8.1.	Basic Utilities	11

8.1.1.	Electricity	11
8.1.2.	Water	11
8.1.3.	Natural Gas	12

	8.2.	HVAC Services	12
	8.3.	Telephone and Data Lines	13
	8.4.	Other Building Services	13
	8.5.	Landlord’s Liability	13
9.	Maintenance and Repairs; Alterations; Access to Premises		13
	9.1.	Maintenance and Repairs	13
	9.2.	Alterations	14
	9.3.	Access to Premises	15
10.	Assignment and Subletting		15
	10.1.	Assignment and Subletting	15
	10.2.	Landlord’s Rights	16
11.	Indemnity; Waiver and Release		16
	11.1.	Indemnity	16
	11.2.	Waiver and Release	17
12.	Insurance		17
13.	Damage or Destruction		18
14.	Condemnation		19
15.	Landlord’s Financing		19
16.	Default		20
	16.1.	Default by Tenant	20
	16.2.	Remedies	20
	16.3.	Past Due Amounts	21
	16.4.	Default by Landlord	21
17.	Expiration or Termination		21
	17.1.	Surrender of Premises	21
	17.2.	Holding Over	22
	17.3.	Survival	22
18.	Estoppel Certificate; Financial Statements		22
	18.1.	Estoppel Certificate	22
	18.2.	Financial Statements	23
19.	Parking; Signage		23
	19.1.	Parking	23
	19.2.	Signage	23
20.	Substitution		23
21.	Rules		24
22.	General Provisions		24

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22.1.	No Partnership	24
22.2.	Force Majeure	24
22.3.	Notices	24
22.4.	Severability	25
22.5.	Brokerage Commissions	25
22.6.	Use of Pronouns	25
22.7.	Successors	25
22.8.	Recourse by Tenant	26
22.9.	Quiet Enjoyment	26
22.10.	Waiver	26
22.11.	Rights and Remedies	26
22.12.	Authorization	26
22.13.	Attorneys’ Fees	26
22.14.	Merger	26
22.15.	Miscellaneous	26

EXHIBIT A	28
RULES	28
EXHIBIT B	31
DESCRIPTION OF PREMISES	31
EXHIBIT C	32
PREPARATION OF PREMISES FOR OCCUPANCY	32
EXHIBIT C-1	33
SPACE PLAN	33
EXHIBIT C-2	34
WORK LETTER AGREEMENT	34
EXHIBIT C-3	39
PRICING AGREEMENT LETTER	39
EXHIBIT C-4	42
BUILDING STANDARD TENANT IMPROVEMENTS	42
EXHIBIT D	44
COMMENCEMENT DATE CERTIFICATE	44
EXHIBIT E	45
ESTOPPEL CERTIFICATE	45

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OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is entered into as of the 26th day of November, 2018 , between WCF MUTUAL INSURANCE COMPANY (“Landlord”), a Utah mutual insurance company, whose address is 100 West Towne Ridge Parkway, Sandy, Utah 84070, and Fat Pipe Networks, Inc. (“Tenant”), a Utah Corporation whose address is 4455 S 700 E., Salt Lake City, UT 84107.

Landlord and Tenant agree as follows:

1. Definitions. As used in this Lease, each of the following terms shall have the meaning indicated:

1.1. “Basic Monthly Rent” means the following amount(s) per calendar month for the period(s) indicated; provided, however, that if the Rent Commencement Date occurs on a date other than the date set forth in Paragraph 1.13, the periods set forth below shall begin on such other date (as memorialized in the Rent Commencement Date Certificate attached as Exhibit D) and shall shift accordingly:

Period(s)		Basic Monthly Rent	Annual Cost Per Rentable Square Foot

February 1, 2019	through	$27,198.50 per month	$21.00
January 31, 2020	, inclusive
February 1, 2020	through	$28,493.67 per month	$22.00
January 31, 2021	, inclusive
February 1, 2021	through	$29,788.83 per month	$23.00
January 31, 2022	, inclusive
February 1, 2022	through	$31,084.00 per month	$24.00
January 31, 2023	, inclusive
February 1, 2023	through	$32,379.17 per month	$25.00
January 31, 2024	, inclusive

Basic Monthly rent for the month of December of each year from 2019 through 2023 shall be abated including additional rent for Tenant’s Share of Operating Expenses.

1.2. “Additional Rent” means any charge due to Landlord other than “Basic Monthly Rent.” Additional Rent may include but is not limited to the Tenant’s Share of Operating Expenses, reserved parking, after hours charges and additional utility charges.

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1.3. “Building” means the building with the street address of 392 East Winchester (6400 South), Murray, UT 84107 and contains approximately 73,636 rentable square feet.

1.4. “Building Operating Hours” means 7:30 a.m. to 6:00 p.m. Monday through Friday and Saturday 8:00 a.m. to 1:00 p.m.. Landlord retains the right, in its sole discretion, to modify the Building Operating Hours at any time and in any manner it deems appropriate; provided, however, that in no event shall the Building Operating Hours be less than 8:00 a.m. to 5:00 p.m. Monday through Friday so long as any tenant in the Building maintains such schedule as its primary operating days/hours. On Sundays and Building Holidays, Saturdays before 8:00 a.m. and after 1:00 p.m., and on other days between the hours of 6:00 p.m. and 7:30 a.m., access to the Building, the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass and is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building which may include, without limitation, the use of electronic key cards or such other mechanical or electronic methods of securing the building as Landlord deems appropriate. Tenant shall be entitled to seventy-one (71) key cards for after-hours access to the Building at no initial cost to Tenant. Additional cards and Replacement cards for any key cards that are lost or stolen may be issued by Landlord for a handling fee to be reasonably determined by Landlord but not less than $25 per replacement or additional card. Notwithstanding the foregoing, issuance of additional cards beyond the initial seventy-one (71) cards shall subject to Landlord’s reasonable approval and in no event shall more cards be issued to Tenant than the number of employees actually employed and officed by Tenant at the Premises. Landlord agrees that Tenant shall have 24 hours a day 7 days a week access to the premises.

1.5. “Commencement Date” means the date the lease is executed by Tenant; provided, however, that the “Rent Commencement Date” shall be as set forth in Section 1.13 below.

1.6. “Expiration Date” means the last day of the calendar month in which the sixtieth (60th) month anniversary of the Rent Commencement Date falls.

1.7. “Holidays” means (a) New Year’s Day, Presidents’ Day, Memorial Day, Independence Day, Pioneer Day (July 24th), Labor Day, Thanksgiving Day and the day after Thanksgiving Day, and Christmas Day, (b) other days on which national or state banks located in the state where the Building is located must or may close for ordinary operations, and (c) other days which are commonly observed as Holidays by the majority of tenants of the Building. If the Holiday occurs on a Saturday or Sunday, the Friday preceding or the Monday following may, at Landlord’s discretion, be observed as a Holiday.

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1.8. “Improvements” means the Building and all other improvements, capital or otherwise, that are attached to, appurtenant to, related to, or otherwise utilized in conjunction with the Building, including, without limitation, any building, premises and/or property signs (including, the light box, structural, mechanical and all other portions of such sign(s) but not including sign panels for exclusive use by a single tenant), parking structures and lots, sidewalks or other walkways, access drives, delivery docks or areas, driveways, parking lot and other exterior lights and light standards, trash enclosures, landscaping and any other common areas or improvements located on the “Property” (defined below).

1.9. “Occupants” means any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

1.10. “Permitted Use” means general office purposes only, and no other purpose.

1.11. “Premises” means the entire rentable space on the fifth floor, consisting of approximately 14,129 usable square feet and approximately 15,542 rentable square feet, shown on the attached Exhibit B, and located in the Building. The Premises does not include, and Landlord reserves, the exterior walls and roof of the Premises, the land and other area beneath the floor of the Premises, the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling of the Premises and the structural elements that serve the Premises or comprise the Building. Landlord’s reservation includes the right to install, inspect, maintain, use, repair, alter and replace those areas and items and to enter the Premises in order to do so. For all purposes of this Lease, the terms “usable square feet” and “rentable square feet” shall have the meanings set forth in the Building Owners and Managers Association (BOMA) International Standard for Office Buildings 2010 (or any successor standard). In this regard, the calculation of “usable square feet” (occupant area) and “rentable square feet” (rentable area) contained within the Premises and the Building, for all purposes in this Lease, shall be subject to final measurement and verification by Landlord’s architect according to the Building Owners and Managers Association (BOMA) International Standard for Office Buildings 2010 (or any successor standard) and, in the event of a variation, Landlord and Tenant shall amend this Lease accordingly, amending each provision that is based on usable or rentable square feet, including, without limitation, Basic Monthly Rent, Security Deposit, Tenant’s Parking Stall Allocation, “Tenant’s Proportionate Share” (defined below) and tenant improvement allowance, if any.

1.12. “Property” means the Improvements and the land owned by Landlord and serving the Improvements.

1.13. “Rent Commencement Date” means February 1, 2019; provided, however, that if Landlord’s construction obligations with respect to the Premises have not been fulfilled on or before such date, the “Rent Commencement Date” shall be postponed by one day for each day of delay not otherwise caused by Tenant or as a result of a construction change order requested by Tenant. Notwithstanding the foregoing, in no event shall the Rent Commencement Date be later than the date on which Landlord’s construction obligations are substantially completed, subject only to the completion by Landlord of any “punch list” items that do not materially interfere with Tenant’s use and enjoyment of the Premises. If for any reason Landlord cannot deliver possession of the Premises to Tenant on the date set forth in the first line of this definition, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any resultant loss or damage.

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1.14. “Security Deposit” means $27,200.00.

1.15. “Tenant” means each person executing this Lease as a Tenant under this Lease. If more than one person is set forth on the signature line as Tenant, their liability under this Lease shall be joint and several. If more than one Tenant exists, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

1.16. “Tenant’s Parking Stall Allocation” means seventy-one (71) parking stalls. Tenant acknowledges that (i) the parking stalls located on the Premises are for use by all Tenant’s in the building according to each tenant’s respective Parking Stall Allocation and Tenant’s Parking Stall Allocation does not, therefore, include any reserved parking stalls; (ii) Tenant’s Parking Stall Allocation shall be subject to any reservation of parking stalls granted to other tenants, and (iii) Tenant’s Parking Stall Allocation shall be located generally within the parking lots located on the Property but it is not required that such parking stalls be made available in any designated portion of such parking lots. In the event access to the parking lots is restricted by mechanical means, Landlord shall provide Tenant with seventy-one (71) access cards at no cost to Tenant. Landlord shall have the right to charge a reasonable fee for replacement cards; provided in no event shall such fee be less than $25.00 per card.

1.17. “Term” means the period commencing at 12:01 a.m. of the Rent Commencement Date and expiring at 11:59 pm on the Expiration Date.

2. Agreement of Lease; Work of Improvement; Construction of Building.

2.1. Agreement of Lease. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term and the period of any exercised Renewal Option together with such rights of ingress and egress over and across the Property that are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease.

2.2. Tenant Improvement Allowance and Work of Improvement. Landlord and Tenant agree that Landlord shall construct, install, perform and supply Tenant Improvements in accordance with the parties’ respective payment and other obligations as specified in Exhibit C-1, Exhibit C-2, Exhibit C-3, and Exhibit C-4 (Collectively, “Exhibit C”), incorporated herein by this reference. Landlord shall allocate $22.00 per usable square foot of space as referred to as the “Premises,” Paragraph 1.11 of this Lease. The Tenant Improvements shall meet or exceed the Building Standard: Tenant Improvement referenced as Exhibit C-4 herein.

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The respective obligations (if any) of Landlord and Tenant to prepare the Premises for occupancy are described on the attached Exhibit C. Landlord and Tenant shall perform or have such work performed promptly, diligently and in a good and workmanlike manner. On occupancy of the Premises by Tenant, all of the obligations of Landlord set forth on the attached Exhibit C shall be deemed to be completed satisfactorily, except for any items set forth in a “punch list” prepared by Landlord and Tenant pursuant to a walk-through of the Premises within ten (10) days after the Commencement Date. Except as set forth on the attached Exhibit C, the Premises shall be delivered by Landlord and accepted by Tenant in their “as-is” condition, and Landlord shall not be obligated to make any improvements or repairs to the Premises. Landlord anticipates that construction of improvements will take ten weeks from approval of Working Drawings by Landlord and Tenant. Landlord shall allow Tenant early access for the installation of Tenant’s furniture, equipment, and cabling. Landlord and Tenant will work together to coordinate this installation so it won’t delay Landlord’s construction obligations.

3. Term; Commencement Date.

3.1 Initial Term. Tenant’s obligation to pay rent under this Lease shall commence on the Rent Commencement Date (unless otherwise set forth in Paragraph 1.1), and shall continue throughout the remainder of the Term and the period of any exercised Renewal Option. On Landlord’s request, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date in the form of the attached Exhibit D, which acknowledgement shall be deemed to be a part of this Lease. If a dispute exists over when the Premises are ready for occupancy, the decision of Landlord’s architect or contractor shall be final.

3.2 Renewal Term. Tenant shall have one (1) renewal option (referred to hereinafter as a “Renewal Option”) to renew this Lease for a term of five (5) years (referred to hereinafter individually as a “Renewal Term”). Each Renewal Option must be exercised by Tenant, by written notice to Landlord, not later than that date which is 9 months prior to the expiration of the then current Term or Renewal Term, as the case may be; provided, however, that in no event shall any such Renewal Option be exercised more than 18 months prior to the expiration of the then current Term or Renewal Term, as the case may be. Each Renewal Term shall be subject to all of the terms of the Lease except that Basic Monthly Rent for each of the Renewal Terms shall be based upon the then-prevailing monthly rental rate per square foot of rentable square footage in the Building or in other comparable buildings in the suburban sub-market which are comparable in area, reputation, location, improvements and services to the Premises and being leased for a duration comparable to the Renewal Term in question (hereinafter, the “Fair Market Rental Value”); provided, however, that in no event shall the Fair Market Rental be less than the rent in effect as of the last day of the then current Term or Renewal Term as the case may be. The Fair Market Rental Value shall be determined, by the mutual agreement of the Parties, according to the following procedures: within 30 calendar days after receipt of Tenant’s written notice exercising any Renewal Option, Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rental Value. If Tenant disagrees with Landlord’s valuation, Tenant shall, within 10 business days of receipt of such offer, provide Landlord with a written counter-offer relative to Fair Market Rental Value. Landlord shall then have 10 business days in which to evaluate and either accept or respond to such offer, in writing, with a counter offer. If an agreement between the parties is not reached within 10 business days after Tenant’s receipt of such offer, written offers and counter offers between Landlord and Tenant shall continue according to the same schedule until such time as an agreement is reached between Landlord and Tenant. Notwithstanding the foregoing: (i) in the event either party fails to respond to any offer or counter offer of the other party within 10 business days after receipt of such offer or counter offer, this Lease shall be deemed to terminate at the expiration of the then current Term or Renewal Term, as the case may be, as if such Renewal Option had never been exercised; and (ii) in the event an agreement regarding the Fair Market Rental Value has not been reached between Landlord and Tenant within 60 days after Landlord’s initial fair market rental proposal to Tenant, this Lease shall be deemed to terminate at the expiration of the then current Term or Renewal Term, as the case may be, as if such Renewal Option had never been exercised.

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4. Basic Monthly Rent. Tenant covenants to pay to Landlord without abatement (except as expressly provided in this Lease), deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date (unless otherwise set forth in Paragraph 1.1). If the first day on which Basic Monthly Rent is due under this Lease is not the first day of a calendar month, on or before such due date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per diem basis and for the first full calendar month following such due date. If this Lease expires or terminates on a day other than the last day of a calendar month, the Basic Monthly Rent for such fractional month shall be prorated on a per diem basis. Notwithstanding the foregoing, concurrently with its execution of this Lease, Tenant shall pay to Landlord in advance the Basic Monthly Rent for the first full calendar month following the Commencement Date in which full Basic Monthly Rent is payable. In the event this Lease includes Renewal Options, Basic Monthly Rent during any exercised Renewal Term shall be as set forth in or as otherwise determined in accordance with Section 3 of this Lease; provided, however, that payment of Basic Monthly Rent during any such Renewal Term shall otherwise be made in accordance with the provisions of this Section 4.

5. Operating Expenses.

5.1 Definitions. In addition to the terms elsewhere defined in this Lease, the following terms shall have the meanings indicated:

5.1.1 “Base Year Operating Expenses”, shall mean the actual Operating Expenses incurred in the Calendar Year 2019 (adjusted for occupancy as specified in section 5.2.4. below). It is understood and agreed by Tenant that Landlord has not made any representation that Base Year Operating Expenses will equal, approximate or exceed the actual Operating Expenses for any Lease Year.

5.1.2. “Tenant’s Proportionate Share” shall mean that fraction, the numerator of which is the number of rentable square feet of the Premises (calculated in accordance with Section 1.11 above) and the denominator of which is the number of rentable square feet of the Building (calculated in accordance with Section 1.11 above), which is calculated as 21.1%.

5.1.3. “Lease Year” shall mean each twelve (12) month period beginning with the date the Lease term commenced, or any anniversary thereof, and ending at 11:59 pm on the date immediately preceding the one year anniversary of such date. If the Lease Year is not concurrent with a calendar year, then Landlord reserves the right at any time to make all adjustments provided for in this section on a calendar year basis, with an appropriate proration for the Lease Years in which such conversion is made and in which the term ends, and “Lease Year” as used in this section shall thereafter be deemed to refer to “Calendar Year”.

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5.1.4. “Operating Expenses” shall mean all operating expenses of any kind or nature, which are necessary, ordinary, or customarily incurred in connection with the operation and maintenance of the Property, as determined by Landlord in Landlord’s reasonable discretion. Operating expenses specifically includes, but is not limited to, the following: all reasonable costs, expenses and fees incurred or payable by Landlord in connection with the ownership, operation, management, maintenance and repair of the Property, including, without limitation, the costs, expenses and fees of the following: real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes and assessments); rent and gross receipts taxes; removal of snow, ice, trash and other refuse; landscaping, cleaning and janitorial services, parking and security services; fire protection; sewer, water, electrical, natural gas and other utilities; costs associated with providing alternative sources of power, including, without limitation, the cost of operating, maintaining, repairing or replacing generators, solar panels or wind, water or steam turbines (if any); costs associated with the general operation, maintenance, and repair of the Building and Property, including painting, decorating, and/or furnishing the Building in order to maintain the Building as a Class “B” office building throughout the term of the Lease and any extensions thereof, and including the costs to hire reasonable building management/maintenance personnel; operation, maintenance, repair and replacement of parking structures and parking lots, and any fixtures and/or equipment utilized in connection therewith, including, without limitation, the cost of hiring parking lot attendants and/or security personnel, and the costs associated with slurry sealing, resurfacing, and restriping any parking surfaces; maintenance, repair or replacement of Building and Property light fixtures, including the cost of “relamping” such lighting fixtures as the same may be required from time to time (provided, however, that the relamping of light fixtures within any space exclusively occupied by a single tenant will be the sole responsibility of the tenant of such space and shall be completed at the sole cost and expense of such tenant); operation, maintenance, repair, and replacement of the Building HVAC system and elevators; licenses, permits and inspections; administrative services, including, without limitation, legal, consulting and accounting services; labor and personnel; reasonable reserves for Operating Expenses; rental or a reasonable allowance for depreciation of personal property (i.e. appurtenant fixtures and equipment); improvements to and maintenance and repair of the Building and all fixtures and equipment used in the Building; management services; and that part of office rent or the rental value of space in the Building used by Landlord to operate the Property. Operating Expenses shall also include: The costs of capital improvements and structural repairs and replacements made in or to the Building in order to conform to changes, subsequent to the Lease Commencement Date, in any applicable laws, ordinances, rules, regulations, or orders of any governmental or quasi-governmental authority having jurisdiction over the Building (herein, “Required Capital Improvements”); the costs of any capital improvements and structural repairs and replacements designed expressly to reduce, and that results in the reduction of, Operating Expenses (herein, “Cost Savings Improvements”); and a reasonable annual reserve for all other capital improvements and structural repairs and replacements reasonably necessary to permit Landlord to maintain the Building as a Class “B” office building. Expenditures for Capital Improvements shall be amortized over the useful life of such capital improvements or structural repair or replacement (determined in accordance with generally accepted accounting principles); and

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5.1.5. Exclusions from Operating Expenses. Notwithstanding the provisions of section 5.1.4. above, the following are specifically excluded from “Operating Expenses”: costs of work, including painting and decorating and tenant change work, which Landlord performs for any tenant or in any tenant’s space in the Building other than work of a kind and scope which Landlord would be obligated to furnish to all tenants; cost of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received or by the exercise of eminent domain or any expenditures for which Landlord is reimbursed from any source; leasing commissions, advertising expenses, and other cost incurred in leasing space in the Building including but not limited to attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, other occupants, or prospective tenants or occupants except to the extent incurred in connection with the negotiation and entering into of a sublease or lease assignment at the request of Tenant; Landlord’s cost of electricity and other services that are sold to tenants and for which Landlord is reimbursed by tenants as an additional charge or rental over and above the basic rent payable under the lease with such tenants; costs of repairs or rebuilding necessitated by condemnation; costs incurred by Landlord for structural repairs, alterations or improvements to the Building or Parking Structure (if any), considered capital improvements or replacements under generally accepted accounting principles, except where such capital improvement or replacement results in a net reduction in Operating Expenses after the cost of the improvement or replacement is amortized and charged to Tenant over the useful life of the improvement or replacement; Depreciation and amortization except as expressly provided above; costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; any interest on borrowed money or debt amortization; Landlord’s general overhead except as it directly relates to the operation and management of the Building; all items and services for which Tenant reimburses Landlord or pays a third persons; any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority; wages, salaries, or other compensation paid to any executive employees above the grade of building superintendent/manager; costs for sculpture, painting or other objects of art; costs incurred in the operation of the parking facilities and Parking Structure (if any) for uses not associated with the use of the Building by tenants of the Building and their invitees (e.g. after hours usage of parking facilities and Parking Structure by attendees of sporting or other special events, unrelated to any tenant’s occupancy of the Building) unless the net income from the use of the parking facilities and/or Parking Structure is offset against Operating Expenses; and costs incurred by Landlord to remedy any defects in the design of or materials used in, or the defective installation of the structural steel framing, roof, foundation and underground utility lines forming a part of or servicing the Building or the real property.

5.1.6. Sub-Meter Notwithstanding anything contained herein to the contrary, if any lease entered into by Landlord with any tenant in the Building provides for a separate basis of computation of any Operating Expenses with respect to its premises, or if Landlord elects to install a sub-meter and bill any utility charge separately to any tenant, Landlord shall modify the computation of Operating Expenses in order to eliminate or otherwise modify any such expenses which are paid for in whole or in part by such tenant provided such adjustments are fairly and consistently applied in a proportionate fashion to all tenants of the Building who are not subject to a separate computational basis. In making any computations contemplated hereby, Landlord shall be permitted to make such adjustments and modifications to the provisions of this section as shall be reasonably necessary to achieve the intention of the parties hereto provided that Landlord notifies Tenant in writing at least thirty (30) days prior to execution of such adjustments and modifications.

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5.2. Adjustment Mechanism: It is hereby agreed that commencing in the calendar year “2020” and continuing for each calendar year thereafter (each such year being referred to hereinafter as the “Comparison Year”), Tenant shall pay to Landlord, as additional rent (hereinafter referred to as “Tenant’s Share of the Operating Expenses”), Tenant’s Proportionate Share of the amount by which the Operating Expenses for the Comparison Year actually exceed the Base Year Operating Expenses (hereinafter, the “Excess Operating Expenses”). The amount which Landlord designates as the estimated Excess Operating Expenses (hereinafter, the “Estimated Excess Operating Expenses”) shall be determined by Landlord, using the prior year’s actual Operating Expenses as the starting point for such calculation, and thereafter adjusting such figure taking into consideration relevant inflationary and deflationary factors and such other factors as Landlord deems reasonable (e.g. special maintenance and/or repair needs, costs to maintain the designation of Class “B” office space, unusual weather patterns, etc. . .). During each calendar year, commencing as of the calendar year “2020”, Tenant shall pay to Landlord Tenant’s Proportionate Share of the Estimated Excess Operating Expenses (hereinafter “Tenant’s Estimated Proportionate Share”), which amount shall be subject to reconciliation and adjustment as set forth below. Tenant’s Estimated Proportionate share shall be paid to Landlord monthly (with Tenant’s payment of Basic Monthly Rent) in an amount equal to one-twelfth (1/12) of such amount. Within a reasonable period of time after the expiration of any calendar year, Landlord shall submit to Tenant a statement setting forth the exact amount of the actual Excess Operating Expenses for the prior year. Such statement shall also set forth the amount of the Estimated Operating Expenses and Tenant’s Estimated Proportionate Share for the then current calendar year. In the event the amount actually paid by Tenant as Tenant’s Estimated Proportionate Share during the prior calendar year exceeded Tenant’s Proportionate Share of the actual Operating Expenses for such Year, Landlord shall credit such amount against Tenant’s payment of Tenant’s Estimated Proportionate Share during the then current calendar year and such credit will be applied to the next successive payment or payments due from Tenant to Landlord. In the event the amount actually paid by Tenant as Tenant’s Estimated Proportionate Share during the prior calendar year was less than Tenant’s Proportionate Share of the actual Operating Expenses for such Year, Tenant shall pay the difference to Landlord within thirty (30) days following receipt of such statement from Landlord. Notwithstanding the foregoing, until such time as Tenant receives such statement, Tenant’s monthly reimbursement applied to the new calendar year shall continue to be paid at the rate for the previous calendar year, but Tenant shall commence payment to Landlord of the monthly installments of reimbursement on the basis of the new statement beginning on the first day of the month following the month in which Tenant receives such statement.

5.3 Survivability. Tenant’s obligation with respect to Tenant’s Proportionate Share of the Operating Expenses shall survive the expiration or early termination of this Lease, and subsequent to such expiration or termination Tenant shall pay Tenant’s Proportionate Share of the actual Operating Expenses for the portion of the final Lease Year of the Lease during which Tenant was obligated to pay such expenses. If Tenant occupies the Premises for less than a full calendar year during the first or last Lease Years of the term hereof, Tenant’s Proportionate Share for such partial year shall be prorated based upon the number of calendar months and days during which Tenant occupied the Premises. Tenant shall pay, as limited above, Tenant’s Proportionate Share of any such increases within thirty (30) days following the receipt of notice thereof.

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5.4. Resolution of Disagreement. Every statement given to Tenant by Landlord under this Lease including, without limitation, any statement given to Tenant pursuant to Paragraph 5.2, shall be conclusive and binding on Tenant unless within fifteen (15) days after the receipt of such statement Tenant notifies Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect. Pending the determination of such dispute by agreement between Landlord and Tenant, Tenant shall, within thirty (30) days after receipt of such statement, pay the amounts set forth in such statement in accordance with such statement, and such payment shall be without prejudice to Tenant’s position. If such dispute exists and it is subsequently determined that Tenant has paid amounts in excess of those then due and payable under this Lease, Landlord, at Landlord’s option, shall either apply such excess to an amount then payable or to become payable under this Lease or return such excess to Tenant. Landlord shall grant to an independent certified public accountant retained by Tenant reasonable access to Landlord’s books and records for the purpose of verifying Operating Expenses incurred by Landlord, at Tenant’s sole cost. The independent certified public accountant shall not charge a fee based on the amount of additional rent that the accountant is able to save Tenant by inspection.

5.5. Gross Adjustment. In the event that the Rentable Area is not fully occupied during any particular Lease Year, Landlord’s Accountants shall adjust those Operating Expenses for the particular Lease Year, or portion thereof, as the case may be, which are affected by the occupancy rates to reflect an occupancy of ninety-five percent (95%) of all such Rentable Area.

5.6 Tenant Assessments. Tenant shall have sole responsibility for and shall pay when due all taxes, assessments, charges and fees levied by any governmental or quasi governmental authority on Tenant’s use of the Premises or any leasehold improvements, personal property or fixtures kept or installed in the Premises by Tenant.

6. Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease. The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under this Lease) after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph 17 if, at such time, Tenant is not in default under this Lease. If Landlord’s interest in this Lease is conveyed, transferred or assigned, Landlord shall transfer or credit the Security Deposit to Landlord’s successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit. Landlord may comingle the Security Deposit with Landlord’s own funds, and shall not be deemed to be a trustee of the Security Deposit. If Tenant fails to pay or perform in a timely manner any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage which Landlord may incur by reason of Tenant’s failure, including any damage or deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount. Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant’s Share of Operating Expenses for the Operating Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease. The Security Deposit is not a limitation on Landlord’s damages or other rights under this Lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease. If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

7. Use. Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by Tenant’s Occupants which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Property, (b) create a public or private nuisance, commit waste or interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in the operation of the Building, (c) overload the floors or otherwise damage the structure of the Building, (d) constitute an improper, immoral or objectionable purpose, (e) increase the cost of any utility service beyond the level permitted by Paragraph 8, (f) violate any present or future laws, ordinances, regulations or requirements or any covenants, conditions and restrictions existing with respect to the Property, (g) subject Landlord or any other tenant to any liability to any third party, (h) lower the first-class character of the Building, or (i) result in or facilitate the operation of any internet web site, “dial-up” computer service, or telephone service providing or providing access to gaming or gambling content, product or services, dating or escort services, sexually themed content, products, services, pharmaceutical products or services, or illicit drug themed content, product or services or paraphernalia commonly used in connection with illicit drugs or substances. Tenant shall, at Tenant’s sole cost, (v) use the Premises in a careful, safe and proper manner, (w) comply with all present and future laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Property, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants and those relating to access by disabled persons, (x) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises, (y) keep the Premises free of objectionable noises and odors, including, without limitation, cigar, pipe and similar smoke odors, and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Property.

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8. Utilities and Services.

8.1. Basic Utilities. Landlord shall make available for Tenant’s use the following basic utility services:

8.1.1. Electricity. Landlord shall provide such electrical services to the Premises as are described in Exhibit C. Distribution of electrical service throughout the Premises, construction of the wiring network for distribution of the electrical service and the cost of providing electrical service to and completing the system for distributing electrical service throughout the Premises shall be in accordance with Exhibit C. The electrical system shall be maintained, repaired and replaced as follows: Landlord shall be liable for and shall complete all maintenance, repairs and replacements to the electrical system up to the location of the junction box at which power was initially supplied by Landlord to the Premises (the “Landlord Electrical System”). Landlord, shall maintain the Landlord Electrical System in good working order. Tenant shall, at Tenant’s expense, be responsible for all other maintenance, repairs, and replacements to the electrical system within the Premises from the point of exit from the junction box (the “Tenant Electrical System”). Tenant shall, at all times, maintain the Tenant Electrical System in good working order; provided, however, that in the event all or any portion of the Tenant electrical system is in need of maintenance, repair or replacement, Tenant shall notify Landlord in writing of such need and Landlord shall have the right to complete all or any portion of such maintenance, repair or replacement work at Tenant’s sole cost and expense.

Landlord shall pay all charges for electrical usage in connection with the Premises; provided, the charges for such electrical usage, together with all other electrical charges in connection with the Property shall be included in the Operating Expenses in accordance with the provisions of and subject to any restrictions set forth in Section 5 below. In the event Landlord determines that any tenant’s usage of electricity exceeds customary and usual, expected office usage, Landlord reserves the right to install a sub-meter, in which event, such tenant shall pay directly to Landlord the cost of such tenant’s electricity usage, as reflected by the sub-meter, and billed according to the then current rate at which electricity is billed by the utility provider to Landlord. In the event Landlord bills any tenant directly for electricity usage in accordance with this section, Operating Expenses and the proportionate share of such expenses payable by all other tenant’s of the Building shall be adjusted in accordance with Section 5.1.6. above.

8.1.2. Water. If water is reasonably required for Tenant’s approved use and occupancy of the Premises, water service shall, at Landlord’s expense, be made available at a location within the Premises designated by Landlord. Distribution of water throughout the Premises, construction of the plumbing system for the water service, together with the cost of installing such plumbing system, shall be as set forth in Exhibit C. Tenant shall, at Tenant’s expense, be responsible for the maintenance, repair and replacement of the plumbing servicing throughout the Premises, from the point at which such service was provided to the Premises by Landlord and Tenant shall maintain such plumbing in good working order. Notwithstanding the foregoing, in the event all or any portion of the plumbing system within the premises is in need of maintenance, repair or replacement, Tenant shall notify Landlord in writing of such need and Landlord shall have the right to complete all or any portion of such maintenance, repair or replacement work at Tenant’s sole cost and expense

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Landlord shall pay all charges for water usage in connection with the Premises; provided, the charges for such water usage, together with all other water charges in connection with the Property shall be included in the Operating Expenses in accordance with the provisions of and subject to any restrictions set forth in Section 5 below. In the event Landlord determines that any tenant’s water usage exceeds customary and usual, expected office usage, Landlord reserves the right to install a sub-meter, in which event, such tenant shall pay directly to Landlord the cost of such tenant’s water usage, as reflected by the sub-meter, and billed according to the then current rate at which water is billed by the utility provider to Landlord. In the event Landlord bills any tenant directly for water usage in accordance with this section, Operating Expenses and the proportionate share of such expenses payable by all other tenant’s of the Building shall be adjusted in accordance with Section 5.1.6. above.

8.1.3. Natural Gas. Landlord shall not be obligated to provide natural gas service to any tenant premises or to any location on the Property. However, in the event such service is provided, Landlord shall pay all charges for natural gas usage in connection with the Premises; provided, the charges for such natural gas usage, together with all other natural gas charges in connection with the Property shall be included in the Operating Expenses in accordance with the provisions of and subject to any restrictions set forth in Section 5 below. In the event natural gas services is provided by Landlord and Landlord determines that any tenant’s usage of natural gas exceeds customary and usual, expected office usage, Landlord reserves the right to install a sub-meter, in which event, such tenant shall pay directly to Landlord the cost of such tenant’s natural gas usage, as reflected by the sub-meter, and billed according to the then current rate at which natural gas is billed by the utility provider to Landlord. In the event Landlord bills any tenant directly for natural gas usage in accordance with this section, Operating Expenses and the proportionate share of such expenses payable by all other tenant’s of the Building shall be adjusted in accordance with Section 5.1.6. above.

8.2. HVAC Services. Landlord shall, at Landlord’s expense provide a heating, ventilation and air conditioning system (“Landlord HVAC System”) for the Building. Any special ducting to be installed in the Premises shall be in accordance with the specifications of Landlord’s HVAC engineer and otherwise in accordance with Exhibit C. Landlord shall be responsible for maintenance, repairs and replacements of the HVAC System and shall maintain such system in good working order; provided, however, that the costs of satisfying such obligation shall be included in the Operating Expenses for the Premises. Notwithstanding the foregoing, in no event shall the Landlord HVAC System include or otherwise provide heating, ventilation, air condition, air circulation, exhaust or any other ventilation and/or cooling services/system for any computer room operated by Tenant (“Tenant’s Computer Room”). To the extent Tenant requires heating, ventilation, air conditioning, air circulation, exhaust or any other cooling and/or ventilation services/systems for Tenant’s Computer Room (“Tenant’s HVAC System”), the construction of Tenant’s HVAC System shall be in accordance with Exhibit C and such work shall be performed by Landlord at Tenant’s sole cost and expense, with such expense being paid by Tenant prior to Landlord’s commencement of construction of any such system. Tenant shall be solely responsible for all costs associated with the operation, maintenance, repair, and/or replacement of Tenant’s HVAC System, including any incremental increase in natural gas, water or electrical charges as a result of the usage of any such system. Heating and cooling services shall be supplied to the Building during the hours specified in Section 1.4; provided, however, that Landlord reserves the right to install an override system for after hours usage of the HVAC system by one or more tenants. Any Tenant utilizing the over-ride system shall be responsible for reimbursing Landlord for the added cost of operating the heating or cooling system as a result of such tenant’s override.

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8.3. Telephone and Data Lines. Landlord shall provide floor penetration(s) from the main distribution frame (“MDF”) for the Building telephone system to the utility closet on the Building floor in which the Premises is located. The pulling of telephone and/or data lines through the floor penetration(s) as well as the distribution of such lines throughout the Premises and any costs associated with the pulling and distribution of such lines shall be completed by Tenant, at Tenant’s sole cost and expense. All contracts for telephone and/or data transmission services to the Premises shall be in Tenant’s name and Tenant shall be solely responsible for the cost of such services. Tenant shall be responsible for the maintenance, repair and replacement of any data and/or transmission lines throughout the Premises from the point such lines exit the MDF and Tenant shall maintain such lines in good working order.

8.4. Other Building Services. Landlord shall cause to be furnished to the Premises basic janitorial service, including emptying wastebaskets, periodic dusting of countertops, desks, window sills and shelves provided such surfaces are free of files, work papers and other personal property and/or clutter, vacuuming, cleaning kitchen/break rooms (excluding dishes, dishwashers, refrigerators, freezers and microwave ovens) and sweeping hard surface floors Monday thru Friday but excluding recognized holidays. Landlord shall also be responsible for providing periodic window washing services to the interior and exterior of the Building, snow removal services, landscaping, grounds keeping, elevator and other services incidental to the maintenance, repair and/or replacement of the Improvements, the costs of which shall be included in the Operating Expenses for the Building.

8.5. Landlord’s Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease to effectuate any abatement or reduction of rent or to collect any damages by reason of Landlord’s failure to provide or furnish any of the utilities or services set forth in this section if such failure was occasioned by any strike or labor controversy, any act or default of Tenant, the inability of Landlord to obtain services from the company supplying the same or any other cause beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Property. In no event shall Landlord be liable for loss or injury to persons or property, however arising, occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord, excepting only Landlord’s willful misconduct or gross negligence.

9. Maintenance and Repairs; Alterations; Access to Premises.

9.1. Maintenance and Repairs. Landlord shall maintain in good order, condition and repair and in a clean and sanitary condition the Property, excepting the Premises and portions of the Building leased by persons not affiliated with Landlord and further excepting those items/services/systems for which Tenant is otherwise obligated to provide maintenance, repairs or replacements pursuant to the terms of this Lease. Landlord shall also be responsible for replacing light bulbs in the common areas of the Building as such bulbs burn out or otherwise require replacement. All costs incurred by Landlord under this Section 9.1. shall be included in the Operating Expenses for the Building. Tenant, at Tenant’s sole cost, shall maintain the Premises and every part of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, plumbing, electrical, telephone and data transmission systems, doors and locks, and Tenant’s furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair and in a clean and sanitary condition. Tenant shall also be responsible for replacing, at Tenant’s sole cost and expense, any light bulbs within the Premises as such bulbs from time to time burn out or otherwise require replacement.

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9.2. Alterations. Except as otherwise expressly set forth in this Section, Tenant shall not make or allow to be made any structural, non-structural or cosmetic alterations, additions, modifications, or improvements to the Premises (“Alterations”) without Landlord’s express written consent, which consent may be granted or denied in Landlord’s sole discretion. Furthermore, Landlord’s consent hereunder may be conditioned upon the requirement that upon demand by Landlord on expiration or earlier termination of this Lease, Tenant, at Tenant’s sole cost and expense, shall remove any such Alterations and restore the portion of the Premises so altered to its original condition, reasonable wear and tear excepted. Unless Landlord requires otherwise, all Alterations shall become the property of Landlord and shall be surrendered with the Premises as a part thereof, at the expiration or earlier termination of the Lease.

Notwithstanding anything to the contrary set forth in this Section 9.2, Tenant shall be allowed to make non-structural Alterations to the Premises without Landlord’s prior approval, provided such Alterations shall not exceed $5,000 in total cost including materials, design and construction costs; and, provided further that such alterations shall not include alteration of the Landlord or Tenant Electrical Systems, any portion of the Building or Premises plumbing system, any portion of the Landlord HVAC System, or ceiling grid. In the event Tenant desires to complete any Alterations not otherwise requiring Landlord’s approval, Tenant shall provide Landlord with written notice of its intent to complete such Alterations not less than 30 days prior to the date on which Tenant intends to start such alterations and such notice shall include a reasonable description of the work to be completed. Notwithstanding the foregoing, Landlord shall have the right to specify the day(s) of the week and the time of day that any such work can be completed by Tenant; in this regard, Landlord expressly retains the right to dictate that any such Alterations must be completed on weekends, after customary business hours, or at such other dates and times as the building is not open to the public.

In the event Tenant desires to complete Alterations requiring Landlord’s approval, Tenant shall provide Landlord with written notice of its intent to complete such Alterations not less than 120 days prior to the date on’ which Tenant intends to start such alterations and such notice shall include a detailed scope of work and the anticipated start and end dates for construction. All such Alterations (a) shall equal or exceed the then-current standard for the Building and shall utilize only new, first or top-grade materials, (b) shall be completed in conformity with all applicable laws, ordinances, regulations and requirements, after obtaining any required permits and licenses, (c) shall be commenced only upon Landlord’s express written approval of detailed construction plans and specifications, (d) shall be commenced only after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement, (e) shall be carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (f) shall be done only at such time and in such manner as Landlord may reasonably specify.

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Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, which may arise out of, or be connected in any way with any Alterations. Within ten (10) days following the imposition of any lien resulting from any Alterations, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

9.3. Access to Premises. Landlord and Landlord’s agents, employees and contractors may enter the Premises at reasonable times on reasonable notice to Tenant for the purpose of cleaning, inspecting, altering and repairing the Premises and ascertaining compliance with the provisions of this Lease by Tenant. Landlord shall have free access to the Premises in an emergency. Landlord shall at all times have a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes. Landlord may also show the Premises to prospective purchasers, tenants or mortgagees at reasonable times. Tenant waives any claim for any damage, injury or inconvenience to, or interference with, Tenant’s business, occupancy or quiet enjoyment of the Premises and other loss occasioned by such entry, unless caused by Landlord’s willful misconduct or negligence.

10. Assignment and Subletting.

10.1. Assignment and Subletting. Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant’s employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord. Tenant has the right to sublease the premises subject to Landlord’s reasonable approval, with any net profit on the sublease split evenly between Landlord and Tenant. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease. If Tenant is a corporation, an unincorporated association or a partnership, the assignment, transfer, mortgage, encumbrance, pledge or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Paragraph. Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding on any person holding by, through or under Tenant. At Landlord’s option, any assignment or sublease without Landlord’s prior written consent shall be void ab initio (from the beginning).

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10.2. Landlord’s Rights. If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord’s consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges payable under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease. No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant’s assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance. Tenant shall reimburse Landlord for Landlord’s attorneys’ and other fees and costs incurred in connection with both determining whether to give consent and giving consent. No assignment or subleasing under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment or sublease agreement, which shall specifically state that (a) such agreement is subject to all of the provisions of this Lease, (b) in the case of an assignment, the assignee assumes and agrees to perform all of Tenant’s obligations under this Lease, (c) the assignee or subtenant, as the case may be, may not further assign such agreement, or allow the Premises to be used by others, without the prior written consent of Landlord in each instance, (d) a consent by Landlord to such assignment or subleasing shall not be deemed or construed to modify, amend or affect the provisions of this Lease or Tenant’s obligations under this Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the assignment or sublease had not been made, (e) if Tenant defaults in the payment of any amounts due under this Lease, Landlord is authorized to collect any rents or other amounts due from any assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the sums payable under this Lease, and (f) the receipt by Landlord of any amounts from an assignee, subtenant or other occupant of any part of the Premises shall not be deemed or construed as releasing Tenant from Tenant’s obligations under this Lease or the acceptance of that party as a direct tenant. If all or any portion of the Premises is assigned or subleased and the compensation to be received by Tenant exceeds the Basic Monthly Rent (or pro rata portion of the Basic Monthly Rent, as the case may be) applicable to the portion being assigned or subleased, Tenant shall pay such excess to Landlord on the first day of each calendar month.

11. Indemnity; Waiver and Release.

11.1. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s employees, agents, heirs, successors and assigns from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from the occupancy or use of the Property by Tenant or Tenant’s Occupants, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant’s Occupants on the Property, the conduct of Tenant’s business on the Property, any act or omission done, permitted or suffered by Tenant or any of Tenant’s Occupants, any default or nonperformance by Tenant under this Lease, any injury or damage to the person, property or business of Tenant or Tenant’s Occupants or any litigation commenced by or against Tenant to which Landlord is made a party without willful misconduct or gross negligence on the part of Landlord. If any action or proceeding is brought against Landlord or Landlord’s employees or agents by reason of any of the matters set forth in the preceding sentence, Tenant, on notice from Landlord, shall defend Landlord at Tenant’s expense with counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 11.1 shall survive the expiration of the Term or sooner termination of this Lease.

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11.2. Waiver and Release. Tenant waives and releases all claims against Landlord and Landlord’s employees and agents with respect to all matters for which Landlord has disclaimed liability or responsibility pursuant to the provisions of this Lease. In addition, Landlord and Landlord’s employees and agents shall not be liable for any loss, injury, death or damage to persons, property or Tenant’s business resulting from any theft, act of God, public enemy, injunction, riot, strike, acts of terrorism, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, ice, wind and other weather-related occurrences, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air-conditioning or lighting fixtures, construction, repair or alteration of the Premises or other cause beyond Landlord’s reasonable control.

12. Insurance. On or before the date of this Lease, Tenant shall, at Tenant’s sole cost, procure and continue in force the following insurance coverage: (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreement set forth in Paragraph 11.1; (b) property insurance with special causes of loss including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises; and (c) workers’ compensation insurance satisfying Tenant’s obligations under the workers’ compensation laws of the State of Utah. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, such property insurance shall name Landlord as a loss payee as Landlord’s interests may appear, and both such liability and property insurance shall be with companies acceptable to Landlord having a rating of not less than A:XII in the most recent issue of Best’s Key Rating Guide, Property-Casualty. All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord’s agents and employees as a result of the acts or omissions of Tenant. Tenant shall furnish Landlord with certificates of coverage. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer. All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry, and shall only be subject to such deductibles as may be approved in writing in advance by Landlord. Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, but only to the extent that such loss or damage is actually covered. Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Paragraph. Any mortgage lender holding an interest in any part of the Property may, at Landlord’s option, be afforded coverage under any policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned.

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13. Damage or Destruction. If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall repair the Premises to substantially the condition in which the Premises were immediately prior to such damage or destruction and collect insurance proceeds when dispensed. Landlord’s obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises, or the proceeds received by Landlord from any insurance policy maintained by Landlord. Until such repair is complete, the Basic Monthly Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenable, if any. If (a) by reason of such occurrence the Premises are rendered wholly untenable, (b) the Premises are damaged as a result of a risk not covered by insurance, (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term, (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of twenty-five percent (25%) or more of the then-replacement value of either or to the extent that it would take, in Landlord’s opinion, in excess of ninety (90) days to complete the requisite repairs, or (e) insurance proceeds adequate to repair the Property are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by notice of cancellation within thirty (30) days after such event, and on such notice Tenant shall vacate and surrender the Premises to Landlord. If Landlord elects to repair any such damage, any abatement of Basic Monthly Rent shall end on notice given by Landlord to Tenant that the Premises have been repaired. If the damage is caused by the negligence of Tenant or Tenant’s Occupants, Basic Monthly Rent shall not abate. Except for abatement of Basic Monthly Rent, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration, nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building. The proceeds of all insurance carried by Tenant on Tenant’s furnishings, trade fixtures, leasehold improvements, equipment and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same. Landlord shall not be required to repair any damage to, or to make any restoration or replacement of, any furnishings, trade fixtures, leasehold improvements, equipment and other personal property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be required to restore or replace such furnishings, trade fixtures, leasehold improvements, equipment and other personal property on damage or destruction in at least a condition equal to that existing prior to such event.

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14. Condemnation. As used in this Paragraph, the term “Condemnation Proceedings” means any actions or proceedings in which any interest in the Property is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or other means in lieu of such exercise. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of the taking. The phrase “as of the date of the taking” means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession. If part, but not all, of the Premises is taken, either Landlord or Tenant may terminate this Lease. Landlord may terminate this Lease if any portion of the Property (whether or not including the Premises) is taken which, in Landlord’s reasonable judgment, substantially interferes with Landlord’s ability to operate or use the Property for the purposes for which the Property was intended. Any such termination must be accomplished through written notice given no later than thirty (30) days after, and shall be effective as of, the date of such taking. In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease shall remain in effect. If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises immediately prior to the taking. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for the loss of, or damage to, Tenant’s trade fixtures or loss of business and moving expenses, if a separate award is actually made to Tenant and if the same will not reduce Landlord’s award. Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

15. Landlord’s Financing. This Lease shall be subordinate to any existing first mortgage, first deed of trust, ground lease, declaration of covenants, conditions, easements and restrictions and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments. No documentation other than this Lease shall be required to evidence such subordination. If the holder of any mortgage or deed of trust elects to have this Lease superior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust. Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority within ten (10) days after request, provided that the lender concerned concurrently provides to Tenant a non-disturbance agreement. Tenant shall from time to time if so requested by Landlord and if doing so will not materially and adversely affect Tenant’s economic interests under this Lease, join with Landlord in amending this Lease so as to meet the needs or requirements of any lender that is considering making or that has made a loan secured by all or any portion of the Property. Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

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16. Default.

16.1. Default by Tenant. The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to pay in a timely manner any installment of Basic Monthly Rent, Tenant’s Share of Operating Expenses or any other sum due under this Lease within three (3) business days after written notice is given to Tenant that the same is past due; (b) Tenant fails to observe or perform in a timely manner any other term, covenant or condition to be observed or performed by Tenant under this Lease or any exhibit to this Lease within three (3) business days after written notice is given to Tenant of such failure; provided, however, that if more than three (3) business days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such three (3) day period and diligently prosecutes such cure to completion; (c) Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution; (d) Tenant vacates or abandons the Premises; or (e) any guarantor of this Lease attempts to rescind or terminate its guaranty.

16.2. Remedies. On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant’s stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost incurred by Landlord with interest from the date of such expenditure until paid in full at the greater of the prime rate as published in the “Money Rates” section of the Wall Street Journal (or any bank designated by Landlord), plus four percent (4%), or eighteen percent (18%) per annum (the “Interest Rate”), (b) terminate Tenant’s rights under this Lease by written notice, (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (d) pursue any other remedy allowed by law. Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant’s default, including attorneys’ fees and costs. Notwithstanding any termination or reentry, the liability of Tenant for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency, whether arising from (v) reletting the Premises at a lesser rent than applies under this Lease, (w) reletting the Premises for a term shorter than the remaining Term, (x) reletting less than all of the Premises, (y) any default in the payment of rent by any person to whom Landlord relets the Premises, or (z) any other cause whatsoever. No reentry to or taking possession of the Premises or other action by Landlord or its agents on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance.

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16.3. Past Due Amounts. If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest. In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. This late payment charge is intended to compensate Landlord for Landlord’s additional administrative costs resulting from Tenant’s failure to perform in a timely manner Tenant’s obligations under this Lease, and has been agreed on by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of such failure. The actual cost in each instance is extremely difficult, if not impossible, to determine. This late payment charge shall constitute liquidated damages and shall be paid to Landlord together with such unpaid amount. The payment of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease. All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset, prior notice or demand (unless expressly provided by the terms of this Lease). Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Basic Monthly Rent. The obligations of Tenant to pay Basic Monthly Rent and all other amounts due under this Lease, and to perform all of Tenant’s other obligations under this Lease, are severable from and independent of any obligation of Landlord under this Lease.

16.4. Default by Landlord. Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant in writing, specifying the respects in which Landlord has failed to perform such obligation, and such holder fails to perform such obligation within a second thirty (30) day period commencing on the expiration of such first thirty (30) day period. If the nature of such obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within their respective thirty (30) day periods and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

17. Expiration or Termination.

17.1. Surrender of Premises. On the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant’s sole cost, (a) promptly and peaceably surrender the Premises to Landlord “broom clean,” in good order and condition, (b) repair any damage to the Property caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant, (c) repair, patch and paint in a good and workmanlike manner all holes and other marks in the floors, walls and ceilings of the Premises to Landlord’s reasonable satisfaction, (d) deliver all keys and access cards to the Premises to Landlord, (e) remove all of Tenant’s data cabling, and (f) at Landlord’s sole discretion, remove all of Tenant’s Alterations and improvements from the Premises and return the Premises to its original shell condition, ordinary wear and tear excepted. Before surrendering the Premises, Tenant shall, at Tenant’s sole cost, remove Tenant’s movable personal property and trade fixtures (including signage) only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises as the property of Landlord without compensation; however, Tenant shall not remove any personal property or trade fixtures from the Premises without Landlord’s prior written consent if such removal will impair the structure of the Building or Tenant is in default under this Lease. If Tenant is in default under this Lease, Landlord shall have a lien on such personal property, trade fixtures and other property as set forth in Section 38-3-1, et seq., of the Utah Code Ann. (or any replacement provision). Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant including, without limitation, any computer lines, wiring, cabling and facilities and other similar improvements, and to restore the Premises to their condition as of the Commencement Date. All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person. Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition. No surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of the rent or by any other means without Landlord’s written acknowledgement of such acceptance as a surrender. Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

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17.2. Holding Over. Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, resulting from delay by Tenant in surrendering the Premises in accordance with the provisions of this Lease. If Tenant remains in possession of the Premises after the expiration of the Term or sooner termination of this Lease with the prior written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental, plus all other charges payable under this Lease, and on all of the terms of this Lease applicable to a month-to-month tenancy.

17.3. Survival. The provisions of this Paragraph 17 shall survive the expiration of the Term or sooner termination of this Lease.

18. Estoppel Certificate; Financial Statements.

18.1. Estoppel Certificate. Tenant shall, within ten (10) days after Landlord’s request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the Security Deposit; and (i) such other information as Landlord may request. Landlord’s mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant. The estoppel certificate shall be in essentially the same form as the exemplar attached hereto and labeled Exhibit E or shall be such other commercially reasonable form of estoppel certificate may from time to time be requested by Landlord.

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18.2. Financial Statements. Tenant shall, within ten (10) days after Landlord’s request, furnish to Landlord current financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

19. Parking; Signage.

19.1. Parking. Tenant shall have the non-exclusive right to use a number of parking stalls located on the Property equal to Tenant’s Parking Stall Allocation only, and shall not use a number of parking stalls greater than Tenant’s Parking Stall Allocation. The use by Tenant of a number of parking stalls greater than Tenant’s Parking Stall Allocation shall be a default under this Lease following the giving of notice and the expiration of the applicable cure period described in Paragraph 16.1. Automobiles of Tenant and Tenant’s Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or Occupants associated with any other tenant. Landlord may from time to time designate parking spaces for specific tenants and make such other rules and regulations as Landlord reasonably determines to be necessary or appropriate. Landlord and Landlord’s representatives may, without any liability to Tenant or Tenant’s Occupants, cause to be removed any automobile of Tenant or Tenant’s Occupants that may be parked wrongfully in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, arising in connection with such removal.

19.2. Signage. Tenant shall be entitled to Building standard signage on the Building interior directory and the existing monument sign. Landlord and Tenant will work together on the installation of an additional monument sign adjacent to the front of the building, which Tenant will have the right to have its name. Tenant shall have the right to a crown sign located on the south center crown of the building subject to approval of municipal authorities. Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises or elsewhere on the Property, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s written approval. Landlord may, at Tenant’s cost, and without notice or liability to Tenant, enter the Premises and remove any item erected in violation of this Paragraph. Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Property. At Tenant’s sole cost, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

20. Substitution. Landlord may not substitute the Premises for other premises in the Building.

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21. Rules. Tenant and Tenant’s Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit A, and Landlord may from time to time amend, modify or make additions to or deletions from such rules. Such amendments, modifications, additions and deletions shall be effective on notice to Tenant. On any breach of any of such rules, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules. Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules.

22. General Provisions.

22.1. No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant’s business or otherwise.

22.2. Force Majeure. If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, acts of terrorism, insurrection, war or other reason not the fault of the party delayed, hindered or prevented and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

22.3. Notices. Any notice or demand to be given by Landlord or Tenant to the other shall be given in writing by personal service, telegram, express mail, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as follows:

If to Landlord:

WCF Mutual Insurance Company

Attention: Michael Willhard

100 West Towne Ridge Parkway

Sandy, UT 84070

mwillhard@wcf.com

with a required copy to:

WCF Mutual Insurance Company

Attention: Legal Department

100 West Towne Ridge Parkway

Sandy, UT 84070

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If to Tenant:

Fat Pipe Networks, Inc.

Attention: Bhaskar Ragula

392 E Winchester, Suite 500

Murray, UT 84107

bhaskar@fatpipeinc.com

Either Landlord or Tenant may change the address at which such party desires to receive notice on written notice of such change to the other party. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

22.4. Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

22.5. Brokerage Commissions. Except for Marty Plunket of CBRE and Dave Heninger of RB Brokerage representing Tenant, Tenant represents and warrants that no claims exist for brokerage commissions or finder’s fees in connection with this Lease and agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, arising from any such brokerage commissions or finder’s fees.

22.6. Use of Pronouns. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, limited liability company, corporation or a group of two or more individuals, partnerships, associations, limited liability companies or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Landlord or Tenant exists and to individuals, partnerships, associations, limited liability companies, corporations, males or females, shall in all instances be assumed as though in each case fully expressed.

22.7. Successors. Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment, be relieved entirely of all of Landlord’s obligations under this Lease and such obligations shall, as of the time of such sale or assignment, automatically pass to Landlord’s successor in interest.

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22.8. Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant’s remedies.

22.9. Quiet Enjoyment. On Tenant paying the rent payable under this Lease and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, or anyone claiming by, through or under Landlord, subject to all of the provisions of this Lease.

22.10. Waiver. No failure by any party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent on a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition. Any party may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party. No waiver shall affect or alter the remainder of this Lease but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

22.11. Rights and Remedies. The rights and remedies of Landlord and Tenant shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions. The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease. The parties’ respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

22.12. Authorization. Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that such individual has been duly authorized to deliver this Lease in the capacity and for the entity set forth where such individual signs.

22.13. Attorneys’ Fees. If any action is brought to recover any rent or other amount under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys’ fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered. Tenant shall be responsible for all expenses, including, without limitation, attorneys’ fees, incurred by Landlord in any case or proceeding involving Tenant or any assignee or subtenant of Tenant under or related to any bankruptcy or insolvency law. The foregoing provisions of this Paragraph 22.13 shall survive the expiration of the Term or sooner termination of this Lease.

22.14. Merger. The surrender of this Lease by Tenant, the cancellation of this Lease by agreement of Landlord and Tenant or the termination of this Lease on account of Tenant’s default shall not work a merger, and shall, at Landlord’s option, either terminate any subleases of part or all of the Premises or operate as an assignment to Landlord of any of those subleases. Landlord’s option under this Paragraph 22.14 may be exercised by notice to Tenant and all known subtenants in the Premises.

22.15. Miscellaneous. The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease. Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease. Tenant shall not record this Lease or a memorandum or notice of this Lease. This Lease and the exhibits, riders and addenda, if any, attached, constitute the entire agreement between the parties. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. Unless otherwise set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Utah. Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, State of Utah. Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of the Premises. Time is of the essence of each provision of this Lease. The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant. Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

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LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

WCF Mutual Insurance Company

By
Its

TENANT:

Fat Pipe Networks, Inc.

By
Its

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EXHIBIT A

to

OFFICE LEASE

RULES

The rules set forth in this Exhibit are a part of the foregoing Office Lease (the “Lease”). Whenever the term “Tenant” is used in these rules, such term shall be deemed to include Tenant and Tenant’s Occupants. The following rules may from time to time be modified by Landlord in the manner set forth in the Lease. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.

1. Obstruction. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not such item constitutes an obstruction, without the prior written consent of Landlord. Landlord may remove any obstruction or any such item without notice to Tenant and at the sole cost of Tenant. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building are not for the general public, and Landlord shall in all cases retain the right to control and prevent access to them by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation or interests of the Property or Landlord’s tenants. Tenant shall not go on the roof of the Building.

2. Deliveries. All deliveries and pickups of supplies, materials, garbage and refuse to or from the Premises shall be made only through such access as may be designated by Landlord for deliveries and only during the ordinary business hours of the Building. Tenant shall not obstruct or permit the obstruction of such access. Tenant shall be liable for the acts and omissions of any persons making such deliveries or pickups.

3. Moving. Furniture and equipment shall be moved in and out of the Building only through such access as may be designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. If Tenant’s movers damage any part of the Improvements, Tenant shall pay to Landlord on demand the amount required to repair such damage.

4. Heavy Articles. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard of damage to the Building, shall be moved into the Premises. Other safes and heavy articles shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord may designate the location of such safes and articles.

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5. Building Security. On Saturdays, Sundays and Building Holidays, and on other days between the hours of 5:00 p.m. that evening and 8:00 a.m. the following day, access to the Building, the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass and is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building.

6. Pass Key. The janitor of the Building may at all times keep a pass key to the Premises, and such janitor and other agents of Landlord shall at all times be allowed admittance to the Premises.

7. Locks, Access Cards and Keys. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained. A reasonable number of access cards or keys to the toilet rooms and other common rooms or facilities, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any additional access cards or keys made. Tenant shall be entitled to seventy-one (71) key cards for after-hours access to the Building at no initial cost to Tenant. Additional cards and Replacements cards for any key cards that are lost or stolen may be issued by Landlord for a handling fee to be reasonably determined by Landlord, but such fee will not be less than $25 per replacement card; provided, however, that the issuance of additional cards beyond the initial seventy-one (71) cards shall subject to Landlord’s reasonable approval; and provided further, that in no event shall more cards be issued to Tenant than the number of employees actually employed and officed by Tenant at the Premises. At the termination of this tenancy, Tenant shall promptly return to Landlord all access cards and keys to offices and toilet rooms and provide Landlord with all combinations and keys for any locks, safes, cabinets and vaults remaining in the Premises. Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

8. Use of Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended. No foreign substances of any kind shall be placed in them, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant. No persons shall waste water by tying back or wedging the faucets or in any other manner. On leaving the Premises, Tenant shall shut off all water faucets and major electrical apparatus located within the Premises.

9. No Animals; Excessive Noise. No animals shall be allowed in the Building, other than service animals for impaired persons. No persons shall disturb the occupants of the Building or adjoining buildings or space by the use of any electronic equipment or musical instrument or by the making of loud or improper noises.

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10. Bicycles. Bicycles and other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

11. Trash. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts, of the Building. All trash and refuse shall be placed in receptacles provided by Landlord for the Building or by Tenant for the Premises.

12. Exterior Windows, Walls and Doors. No window shades, blinds, curtains, shutters, screens or draperies shall be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord’s prior written consent.

13. Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises without Landlord’s prior written consent. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Landlord. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

14. Hours for Repairs, Maintenance, and Alteration. Any repairs, maintenance, and alterations required or permitted to be done by Tenant under the Lease shall be done during ordinary business hours of the Building unless otherwise specified by Landlord. In this regard, Landlord expressly retains the right to dictate that any such Alterations must be completed on weekends, after customary business hours, or at such other dates and times as the building is not open to the public.

15. No Defacing of Premises. Except as permitted by Landlord by prior written consent, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building, and any defacement, damage, or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

16. Solicitation; Food, and Beverages. Landlord reserves the right to restrict, control, or prohibit canvassing, soliciting, and peddling within the Building. Tenant shall not grant any concessions, licenses, or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building, nor permit the preparation, serving, distribution, or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverage within the Building or to use the public areas of the Building for that purpose. No cooking shall be done or permitted by Tenant on the Premises. Tenant may use a microwave oven and coffee pot in connection with its use of the Premises.

17. Directory. Any bulletin board or directory for Building tenants shall be provided exclusively for the display of the name and location of Building tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to review and approve all signage and directory listings. Tenant shall pay Landlord’s reasonable charges for changing any directory listing at Tenant’s request.

18. Building Name. Landlord may, without notice or liability to Tenant, name the Building and change the name, number, or designation by which the Building is commonly known. Tenant shall not use the name of the Building for any purpose other than the address of the Building.

19. Expulsion. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

20. Public Areas. Landlord may control and operate the public portions of the Building, and the public facilities, and heating and air-conditioning, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

30

EXHIBIT B

to

OFFICE LEASE

DESCRIPTION OF PREMISES

The Premises referred to in the foregoing instrument are shown on the attached diagram(s).

31

EXHIBIT C

to

OFFICE LEASE

PREPARATION OF PREMISES FOR OCCUPANCY

The obligations of Landlord to prepare the Premises referred to in the foregoing instrument for occupancy are set forth on the attachments to this Exhibit.

1. See Tenant Space Plan attached.

2. See Work Letter Agreement attached.

3. See Pricing Agreement Letter.

4. See Building Standard Tenant Improvements

32

EXHIBIT C-1

to

OFFICE LEASE

SPACE PLAN

The Space Plan referred to in the foregoing instrument are shown on the attached diagram.

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EXHIBIT C-2

to

OFFICE LEASE

WORK LETTER AGREEMENT

This Work Letter Agreement is attached to and made a part of the Lease. All terms used in this Work Letter Agreement which have been defined in the Lease have the same meaning as set forth in the Lease. This Work Letter Agreement shall set forth the terms and conditions relating to the construction of Tenant Improvements in the Premises.

I.	Landlord and Tenant Construction Obligations

A. Space Plan Preparation. Tenant shall assist and fully cooperate with the space planner/architect (the “Space Planner”) designated by Landlord to prepare a detailed space plan (“Space Plan”) containing all information listed in Section II of this Work Letter Agreement for all tenant improvements (“Tenant Improvements”) proposed by Tenant in the Premises. The Space Plan has been delivered to Landlord. If the Space Plan is not delivered by the date listed above, then each calendar day of delay in delivery shall constitute one day of “Tenant Delay” hereunder.

B. Space Plan Approval and Tenant Improvement Allowance. Landlord will review the Space Plan upon receipt from Tenant and shall thereafter meet with Tenant and advise Tenant as to the matters set forth in this Section I.B. below. In connection with construction of the Tenant Improvements, Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount specified in Section 2.2 for the costs relating to the design, modification and construction of the Tenant Improvements as provided herein. The Tenant Improvement Allowance shall be disbursed by Landlord (pursuant to Landlord’s disbursement process) for the following items, each of which shall be applied against and reduce the Tenant Improvement Allowance: (i) the cost of materials, labor and other costs related to the construction of the Tenant Improvements, (ii) the cost of preparation including any modifications of the Space Plan, (iii) the cost of the preparation of construction plans or Working Drawings including the cost for any additional modifications, (iv) an on-site architectural review and inspection fee; (v) the cost of providing and installing Tenant’s name and suite number adjacent to Tenant’s entry door, and (vi) payment of architectural and engineering fees associated with the Space Plan and Working Drawings not otherwise included within the items specified above (collectively the “Tenant Improvement Allowance Items”). In no event shall Landlord be obligated to make disbursements for Tenant Improvements pursuant to this Work Letter Agreement in excess of the Tenant Improvement Allowance, plus sums paid by Tenant in accordance with the Pricing Agreement Letter (defined below).

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If the Landlord determines that the Space Plan does not conform to the requirements of Section II below, or Tenant determines that the estimated costs of Tenant Improvements which are in excess of the Tenant Improvement Allowance are not within the scope of its budget, the Space Plan will be returned to Tenant for review by Tenant with the Space Planner and for corrections or revisions. The cost of any correction or revision to the Space Plan shall be included within the Tenant Improvement Allowance and borne by Tenant. Tenant will deliver a corrected Space Plan within the scope of its budget to Landlord no later than ten (10) calendar days after the initial proposed Space Plan has been returned to Tenant. Each calendar day after the day the initial proposed Space Plan is returned to Tenant until a revised and corrected Space Plan is redelivered to Landlord shall constitute one day of Tenant Delay. This process will be repeated, as required, until mutual approval of Tenant’s Space Plan and estimated Tenant Improvement costs. Upon approval of the final Space Plan and estimated Tenant Improvement costs, Tenant will notify Landlord in writing of such approval and that the preparation of working drawings may commence.

C. Preparation of Working Drawings. Upon final approval of the Space Plan and estimated Tenant Improvement costs, Landlord shall direct the Space Planner to prepare working drawings (“Working Drawings”) based on the approved Space Plan. When prepared, the Working Drawings consistent with the Space Plan shall be delivered by the Space Planner to the Tenant for approval. If the Tenant fails to deliver the Working Drawings, together with its written approval thereof, to the Landlord within five (5) calendar days after delivery of the Working Drawings by the Space Planner to Tenant, then each day of delay in delivery of the approved Working Drawings shall constitute one day of Tenant Delay.

D. Pricing Agreement Letter. Upon receipt of Working Drawings approved by Tenant, Landlord shall price the cost of the Tenant Improvements in accordance with the Working Drawings, and furnish Tenant a Pricing Agreement Letter in the form of Exhibit C-3 hereto (“Pricing Agreement Letter”) within fourteen (14) calendar days from the receipt of approved Working Drawings. The Pricing Agreement Letter shall provide for the Tenant Improvement Allowance to be paid by the Landlord and all Tenant Improvement costs in excess of the Tenant Improvement Allowance to be paid by the Tenant.

E. Tenant Approval of Pricing Agreement Letter. Tenant shall promptly review the Pricing Agreement Letter and shall approve, execute and return same to Landlord within seven (7) calendar days after delivery thereof to Tenant. If the Tenant fails to execute and deliver the Pricing Agreement Letter within said seven (7) calendar-day period, then each day of delay in delivery shall constitute one day of Tenant Delay. The Pricing Agreement Letter shall require that Tenant pay fifty percent (50%) of all Tenant Improvement costs in excess of the Tenant Improvement Allowance presented in the Pricing Agreement Letter upon execution of the Pricing Agreement Letter. Landlord reserves the right to bill Tenant up to ninety-five percent (95%) of the Tenant Improvement costs in excess of the Tenant Improvement Allowance during the construction period in proportion to the amount of work completed or materials purchased, with the final five percent (5%) due upon acceptance of the completed Premises and in any event no later than one (1) day before occupancy by Tenant.

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F. Installation of Tenant Improvements. Upon approval and execution of the Pricing Agreement Letter by Tenant, Landlord’s designee shall install the Tenant Improvements in the Premises in accordance with the Lease Agreement, this Work Letter Agreement, the executed Pricing Agreement Letter and the Working Drawings. Landlord shall meet with Tenant and advise Tenant which Tenant Improvements in the Working Drawings are in excess of Building Standard Tenant Improvements as set forth in Exhibit C-4 attached hereto and incorporated herein by this reference. Any Tenant Improvements which are determined by Landlord to be in excess of the Building Standard Tenant Improvements shall be referred to as “Above Standard Tenant Improvements.” The excess of time required to complete the Above Standard Tenant Improvements over the time which would have been required to complete the Premises for occupancy had only Building Standard Tenant Improvements been used shall constitute Tenant Delay. The construction of the Tenant Improvements will be performed in a good workmanlike manner and will be adequate to deliver possession of the Premises substantially completed as provided in this Work Letter Agreement. Changes in the Working Drawings will be authorized only by mutual written agreement between the parties setting forth any additional cost and expense and additional time required to complete the Premises as a result thereof.

G. Payment by Tenant for All Costs in Excess of Tenant Improvement Allowance. Tenant shall pay all costs incurred in connection with the Tenant Improvements in excess of the Tenant Improvement Allowance, including, without limitation, the costs of labor and materials.

H. Change Orders. In the event that Tenant desires to change the Tenant Improvements as provided in the approved Working Drawings, Tenant shall deliver notice of the same to Landlord, setting forth in detail the changes Tenant desires to make. Landlord may disapprove of said Tenant Changes in the event that Landlord, in its sole discretion, determines that the changes would constitute design problems for the Premises or Building. In the event that Landlord approves of the proposed Tenant Changes, Landlord shall provide Tenant with an amendment to the Pricing Agreement Letter setting forth the costs and the period of Tenant Delay necessitated by the Tenant Changes. Thereafter, the Tenant shall, within five (5) calendar days of receipt of Landlord’s approval, deliver written notice to Landlord stating whether or not Tenant elects to cause Landlord to make such Tenant Changes. Tenant shall bear the full costs for any and all such changes in the Tenant Improvements and any delays associated with such changes shall constitute Tenant Delay.

I. Net Tenant Delay. Net Tenant Delay shall mean the total number of days of Tenant Delay minus the total number of days of Landlord Delay. If the Premises are not ready for occupancy on or before the scheduled date specified in Paragraph 1.5 of this Lease, and there exists Net Tenant Delay, then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter Agreement, and regardless of the actual date of the Substantial Completion of the Premises, the Lease Commencement Date of the Lease shall be deemed to be the date the Lease Commencement Date would have occurred without the Net Tenant Delay. In such event, Tenant shall pay to Landlord a sum equal to one day’s Rent (including Base Rent and all other charges provided for in the Lease) multiplied by the Net Tenant Delay. Said sum shall be paid by Tenant within seven (7) calendar days of receipt of invoice. In addition, a Net Tenant Delay of thirty (30) calendar days or more shall constitute a default and breach by Tenant of the Lease.

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J. Warranties and Guaranties. Landlord hereby assigns to Tenant all warranties and guaranties by the Space Planner relating to the Working Drawings and by the contractor who constructs the Tenant Improvements relating to the Tenant Improvements and, in consideration there for, Tenant hereby waives, releases and agrees to indemnify Landlord from all loss, damages, delays and claims relating to, or arising out of (i) the design, code compliance, quality, omissions or errors and other like matters contained in the Working Drawings, and (ii) the construction of the Tenant Improvements, including, without limitation, lost profits and all incidental or consequential damages.

II.	Other Provisions.

A. Substantial Completion. For purposes of this Lease, “Substantial Completion” of the Premises shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant under the supervision of Landlord.

B. Time of the Essence. Unless otherwise indicated, all references herein to “number of days” shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord’s sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

C. Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in the Lease or this Work Letter Agreement, if an event of default has occurred as set forth in the Lease or in this Work Letter Agreement at any time on or before the Substantial Completion of the Premises, then, (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage), (ii) all other obligations of Landlord under the terms of this Work Letter Agreement shall be forgiven until such time as such default is cured pursuant to the terms of the Lease, and (iii) Landlord shall have the right to recover from Tenant the costs incurred for the Tenant Improvement Allowance Items, and otherwise in connection with the construction of the Tenant Improvements.

D. Construction of Certain Improvements. The construction of certain Tenant Improvement items specified below shall be completed in accordance with the following provisions:

1.	“Above Standard”
	Electrical Items:	Tenant shall advise Landlord of locations and types of all “above standard” electrical items, including lighting.

2.	Special Electrical
	Equipment and Requirements:	Tenant shall advise Landlord of locations and types of all special electrical equipment.

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3.	Appliances:	Tenant shall advise Landlord of locations, types, dimensions and special requirements of all appliances.

4.	Telephone and Data
	Equipment Location:	Tenant shall advise Landlord of location of telephone equipment room, if any.

5.	Heavy Items:	Tenant shall advise Landlord of location, dimensions, weight per square foot and description of heavy equipment or filing systems exceeding 50 pounds/SF live load.

6.	Millwork:	Tenant shall advise Landlord of location, type and basic dimensions of all cabinets, shelving and other millwork items.

7.	Plumbing:	Tenant shall advise Landlord of location and type of all plumbing fixtures.

8.	Special HVAC:	Tenant shall advise Landlord of special HVAC requirements.

9.	Critical Dimensions:	Tenant shall advise Landlord of all critical dimensions necessary for construction.

10.	Security Requirements:	Tenant shall advise Landlord of the location, type and any special requirements.

11.	Furniture Systems:	Tenant shall advise Landlord of all interfacing requirements between furniture and systems for electrical, telephones, data, anchoring, etc.

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EXHIBIT C-3

to

OFFICE LEASE

PRICING AGREEMENT LETTER

This Pricing Agreement Letter dated _____________, 20___, is entered into by and between WCF Mutual Insurance Company, (“Landlord”) and _____________________ (“Tenant”).

RECITALS:

A. Pursuant to that certain Lease Agreement between Landlord and Tenant, (the “Lease Agreement”), Tenant has leased from Landlord commercial office space in the building (“Building”) constructed on certain real property owned by Landlord, as more particularly described in the Lease Agreement.

B. Landlord and Tenant have agreed to construct certain Tenant Improvements in the Building as set forth in the Lease Agreement, and more particularly as set forth in the Work Letter Agreement and this Pricing Agreement Letter which are exhibits thereto.

C. Landlord and Tenant now agree as to the pricing and payment of the construction of the Tenant Improvements as set forth in this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs (hereinafter defined) attached hereto as Exhibit “A.”

NOW, THEREFORE, for and in consideration of the parties’ covenants and agreements contained herein and in the Lease Agreement, Landlord and Tenant covenant and agree as follows:

1. Landlord and Tenant have approved the Working Drawings for the Tenant Improvements, dated ______________, 20___, which have been delivered to Landlord and Tenant. Landlord agrees to construct the Tenant Improvements in accordance with the approved Working Drawings; provided, however, the costs of Tenant Improvements shall be paid as provided herein.

2. If the actual cost of the Tenant Improvements exceeds the Tenant Improvement Allowance (as defined in the Work Letter Agreement between the parties), Tenant shall pay Landlord all amounts in excess of the Tenant Improvement Allowance. The Tenant and Landlord acknowledge and agree that the Tenant Improvement Allowance shall be disbursed for the Tenant Improvement Allowance Items as set forth in the Work Letter Agreement. In the event the actual cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall not be entitled to any credit for any amounts not applied to the cost of the Tenant Improvements.

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3. Attached to this Pricing Agreement Letter is an itemization of Tenant Improvement costs (“Itemization of Tenant Improvement Costs”) which sets forth the cost of all Tenant Improvement Allowance Items and other costs to be incurred in connection with the initial design and construction of the Tenant Improvements in accordance with the Working Drawings. Concurrent with the execution of this Pricing Agreement Letter, Tenant shall provide its written consent and approval to the Itemization of Tenant Improvement Costs and deliver the same to the Landlord. Upon receipt of the Itemization of Tenant Improvement Costs and this Pricing Agreement Letter, executed by Tenant, Landlord shall be released by Tenant to commence the construction of the Tenant Improvements in accordance with the Working Drawings, this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs attached hereto.

4. Concurrently with the approval and execution by Tenant of this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs, Tenant shall pay fifty percent (50%) of all Tenant Improvement costs in excess of the Tenant Improvement Allowance as presented on the Itemization of Tenant Improvement Costs. Landlord reserves the right to bill and collect from Tenant up to ninety-five percent (95%) of the costs in excess of the Tenant Improvement Allowance during the construction period in proportion to the amount of work completed or materials purchased, with the final five percent (5%) due upon acceptance of the completed Premises and in any event no later than one (1) day before occupancy by Tenant. In the event that any revisions, changes or substitutions shall be made to the Working Drawings or the Tenant Improvements after execution by Tenant of this Pricing Agreement Letter and the Itemization of Tenant Improvement Costs, any additional costs which arise in connection with such revisions, changes or substitutions, or any other additional costs, shall be paid by Tenant to Landlord immediately upon Landlord’s request.

DATED effective as of the date first above written.

LANDLORD:

WCF Mutual Insurance Company

By:

TENANT:

Fat Pipe Networks, Inc.

By:
Title:	CEO

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EXHIBIT A

to

PRICING AGREEMENT LETTER

ITEMIZATION OF TENANT IMPROVEMENT COSTS

41

EXHIBIT C-4

to

OFFICE LEASE

BUILDING STANDARD TENANT IMPROVEMENTS

I.	The “Building Standard Tenant Improvements” (herein so called) are the following:

A.	Flooring:	Grade and quality of carpeting and VCT Flooring to be selected by Landlord, with color to be selected by Tenant from those offered by Landlord.

B.	Base:	Carpet base to match carpeting selected by Tenant.

Grade and quality of rubber base, when applicable, to be selected by Landlord.

C.	Partitions:	Demising Walls: 3-5/8” metal studs on 16” centers, blanket sound insulation, 5/8” gypsum board on one side. Studs and one layer of gypsum board extend to bottom of steel deck on floor above.

Interior Walls: 3-5/8” metal studs on 16” centers, 5/8” gypsum board on each side. Walls to be ceiling at least height and braced as per code requirements.

All walls to be finished with tape, texture and paint.

D.	Doors/Side Lights:	3’-0” x 8’-0” or 9’-0” solid core interior doors, 3’-0” x 9’-0” exterior solid core flush wood doors. Stain to be selected from finish standards. Door frames are hollow metal. Glass manufactured as per code requirements, with hollow metal frames. Standard hardware is Schlage, Athens L series with small format interchangeable core Everestt keys.

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E.	Ceiling:	Certaineed: Sand-Micro 2’ x 4’ layin.

F.	Electrical Outlets:	Standard 110v duplex wall outlets. Pass & Semour pig tail #5362 and #PTRA6-STR6 right angle or straight.

G.	Light Switches:	Single pole switches. Pass and Semour pig tail 20 amp switch – PT 20ACI-W, Single pole pigtail – PT56-STR3, Switch connector right angle

H.	Lighting Occupancy Sensor:	Automatic lighting control device to be selected by Landlord.

I.	Light Fixtures:	Lithonia Hubble or Colombia T8 lamps, 2’ x 4’ lay in.

J.	Fire Sprinkler Requirements:	Design build per Landlord, except special requirements, of which the Tenant shall advise the Landlord.

K.	Window Coverings:	Existing blinds

L.	Air Device:	Air Diffusion Radial Diffuser – DNR Series

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EXHIBIT D

to

OFFICE LEASE

COMMENCEMENT DATE CERTIFICATE

THE UNDERSIGNED Landlord and Tenant, under that certain Office Lease (the “Lease”), dated _______, 20__ , agree that the “Commencement Date,” as defined in Paragraph 1.5 of the Lease, is _______, 20__ , and that the “Expiration Date,” as defined in Paragraph 1.7 of the Lease, is __________. As used in the Lease, “Basic Monthly Rent” means the following amount(s) per calendar month for the period(s) indicated:

Period(s)	Basic Monthly Rent	Annual Cost Per Rentable Square Foot

___________________through ____________________, inclusive	$________per month	$___________

___________________ through ____________________, inclusive	$________per month	$___________

___________________through ____________________, inclusive	$________per month	$___________

___________________through ____________________, inclusive	$________per month	$___________

___________________through ____________________, inclusive	$________per month	$___________

LANDLORD AND TENANT have executed this Commencement Date Certificate on the respective dates set forth below.

LANDLORD:

WCF Mutual Insurance Company

By
Its
Date

TENANT:

By Fatpipe Networks

Print or Type Name of Signatory:

Its Chief Executive Officer
Date

44

EXHIBIT E

to

OFFICE LEASE

ESTOPPEL CERTIFICATE

Tenant Name: ____________________________________________________________________________________

Tenant Address:__________________________________________________________________________________

RE:

The undersigned, as Lessee, under that certain Lease dated ______________, made with __________________, as Lessor,hereby ratifies said Lease and certifies that:

1.	The “Commencement Date” of said Lease is ______________; and

2.	the undersigned is presently solvent and free from reorganization and/or bankruptcy and is in occupancy, open, and conducting business with the public in the premises; and

3.	the operation and use of the premises do not involve the generation, treatment, storage, disposal or release of a hazardous substance or a solid waste into the environment other than to the extent necessary to conduct its ordinary course of business in the premises and in accordance with all applicable environmental laws, and that the premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes; and

4.	the current base rental payable pursuant to the terms of said Lease is $___ per annum; and further, additional rental pursuant to said Lease is payable as follows:______________; and

5.	said Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (except by agreements(s) dated_____ ), and neither party thereto is in default thereunder; and

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6.	the Lease described above represents the entire agreement between the parties as to the leasing of the premises; and

7.	the term of said Lease expires on ______________; and

8.	all conditions under said Lease to be performed by the Lessor have been satisfied, including, without limitation, all co-tenancy requirements thereunder, if any; and

9.	all required contributions by Lessor to Lessee on account of Lessee’s improvements have been received; and

10.	on this date there are no existing defenses or offsets, claims or counterclaims which the undersigned has against the enforcement of said Lease by the Lessor; and

11.	no rental has been paid in advance and no security (except the security deposit in the amount of $ ______________) has been deposited with Lessor; and

12.	Lessee’s floor area is ______________square feet (rentable); and

13.	The most recent payment of current basic rental was for the payment due on ________________________ , and all basic rental and additional rental payable pursuant to the terms of the Lease have been paid up to said date.

Very truly yours,

By:
Its:
Date:

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